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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported): March 27, 2002



                             VIROPHARMA INCORPORATED
                 (Exact name of issuer as specified in charter)


            DELAWARE                 0-021699                23-2789550
  (State or Other Jurisdiction      (Commission           (I.R.S. Employer
       of Incorporation or              file                Identification
          Organization)               number)                  Number)

                             405 EAGLEVIEW BOULEVARD
                            EXTON, PENNSYLVANIA 19341
                    (Address of principal executive offices)


                                 (610) 458-7300
              (Registrant's telephone number, including area code)

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Item 5 - Other Events.

     On March 27, 2002, a purported securities fraud class action suit was filed against ViroPharma Incorporated and certain directors and other parties in the United States District Court for the Eastern District of Pennsylvania on behalf of all persons who purchased or otherwise acquired the common stock of ViroPharma between July 13, 1999 and March 19, 2002. The complaint alleges that the defendants made certain misrepresentations related to ViroPharma's drug candidate PICOVIR/TM/ (pleconaril). On March 19, 2002 the Antiviral Drugs Advisory Committee of the U.S. Food and Drug Administration (FDA) voted to not recommend PICOVIR/TM/ for approval at this time for the treatment of the common cold in adults. The lawsuit seeks an unspecified amount of damages. ViroPharma intends to vigorously defend this lawsuit.

                                   Signatures

        Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.



                                   VIROPHARMA INCORPORATED


Date: March 28, 2002               By: /s/ Thomas F. Doyle
                                       --------------------
                                   Thomas F. Doyle
                                   Vice President, General Counsel and Secretary